2 June 2011
Matter No.:875401
Doc Ref: 363563
852 2842 9530
Richard.Hall@conyersdill.com
China Resources Development Inc.
c/o SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong SAR

Dear Sirs,

Re: China Resources Development Inc. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the initial public offering (the “IPO”) of (i) 5,750,000 units (the “Units”), with each Unit consisting of one ordinary share, par value US$0.001 per share (the “Ordinary Shares”), and one redeemable warrant to purchase one Ordinary Share (the “Warrants”), to the underwriters for whom Lazard Capital Markets, LLC (the “Representative”) is acting as representative (collectively, the “Underwriters”), (ii) all Ordinary Shares (the “Initial Shares”) issued as part of the Units and (iii) all Ordinary Shares (the “Warrant Shares”, and together with the Initial Shares, the “Offering Shares”) issuable upon exercise of the Warrants included in the Units as described in the prospectus contained in the Company's registration statement on Form S-1, as amended to date (the “Registration Statement”) originally filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about 14 January 2011.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents, which are herein sometimes referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto):

(i)	the Registration Statement filed by the Company under the Securities Act with the Commission as amended;

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement; and

(iii)	a draft of the unit certificate constituting the Units (the “Unit Certificate”).

We have also examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 20 May 2011 (the “Certificate Date”), the memorandum of association and articles of association of the Company, the amended and restated memorandum of association and articles of association to be adopted effective immediately prior to the consummation of the IPO, copies of unanimous written resolutions of the  board of directors of the Company dated 12 April 2011 and 31 May 2011, copies of unanimous written resolutions of the members of the Company dated 12 April 2011 and 31 May 2011 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken and (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Document; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) that upon issue of any Offering Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

The Company has confirmed to us that the Resolutions were passed by unanimous written resolutions, remain in full force and effect and have not been amended or rescinded.

The obligations of the Company under the Unit Certificate (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Document if there are other proceedings in respect of the Document simultaneously underway against the Company in another jurisdiction.  Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment.  We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to or the effect of the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Units by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of the Cayman Islands and, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
When issued and paid for as contemplated by the Registration Statement and the Warrants (in the case of the Warrant Shares), all Offering Shares will be validly issued, fully paid and non-assessable (which term means when used in this paragraph 2 that no further sums are required to be paid by the holders thereof in connection with the issue of such Offering Shares or in connection with any assessments or calls on such Offering Shares by the Company or its creditors).

3.
When issued and paid for as contemplated by the Registration Statement, the Units will each be validly issued fully paid and non-assessable (which term means when used in this paragraph 3 that no further sums are required to be paid by the holders thereof in connection with the issue of the Units or in connection with any assessments or calls on such Units by the Company or its creditors).

4.	When duly executed and delivered by or on behalf of the Company, the Unit Certificate will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement under the captions “Risk Factors”, “Proposed Business”, “Cayman Islands Company Considerations” and “Legal Matters”.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman